Exhibit 10.1
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                                 PROMISSORY NOTE

                                                           Salt Lake City, Utah
$5,797.00                                                    Date: July 7, 2006


For cash advanced during the years calendar years 2002 and 2003, the undersigned, LILM, INC., (hereinafter "Maker"), promises to pay to the order of ALEWINE LIMITED LIABILITY COMPANY, at 1390 South 1100 East, Suite 204, Salt Lake City, UT, 84111 (hereinafter "Payee"), the principal sum of Five Thousand Seven Hundred Ninety-Seven Dollars ($5,797.00) in lawful money of the United States of America.

Payment of principal shall be due upon demand by the holder hereof.

The Maker of this Promissory Note shall have the privilege, without penalty or premium, of paying in advance the entire principal or any portion thereof.

In the event that any portion of principal is not paid when due, it shall thereafter bear interest at the rate of ten percent (10.0%) per annum, both before and after judgment, until paid in full. In the event of default on any payment herein provided for, then without notice, presentment or demand, the principal sum hereof together with any accrued interest thereon shall, at the option of the holder of this Promissory Note, become due and payable immediately. Failure to delay in exercising its option shall not constitute a waiver of any such breach or default nor waiver of the holder's right to exercise said option upon any subsequent breach or default.

The undersigned hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note, and agree to pay all reasonable attorneys fees and costs incurred in collection of payments due, or in the enforcement of any right or remedy hereunder. The Makers, assumers, endorsers, sureties, and guarantors of this Promissory Note consent to all renewals, indulgences, extensions, and all releases of security granted or permitted by the owner or holder without notice.

Payment of this promissory note is unsecured.

                                        MAKER:

                                        LILM, INC.

                                        By:   /s/ George I. Norman III
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                                        Its:  President